As filed with the Securities and Exchange Commission on    March 30, 1998

                                           Registration No. 333-   _35129_


                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C.  20549

                         ____________________

                          AMENDMENT NO. 1 TO
                               FORM S-3
                        REGISTRATION STATEMENT
                                 Under
                      THE SECURITIES ACT OF 1933
                          ___________________

                 THE EMPIRE DISTRICT ELECTRIC COMPANY
        (Exact Name of Registrant as Specified in its Charter)


                  Kansas                            4-0236370
       (State or other jurisdiction              I.R.S. Employer
    of incorporation or organization)          Identification No.)

                           602 Joplin Street
                        Joplin, Missouri 64801
                            (417) 625-5100

          (Address, including zip code, and telephone number, including area code, of principal executive offices)

                     Myron W. McKinney, President

                           602 Joplin Street
                        Joplin, Missouri 64801
                            (417) 625-5100

           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                              Copies to:

        Gary W. Wolf, Esq.                Thomas A. Litz, Esq.
     Cahill Gordon & Reindel                 Thompson Coburn
          80 Pine Street                  One Mercantile Center
    New York, New York  10005           St. Louis, Missouri 63101
          (212) 701-3000                     (314) 552-6000
                     _________________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
                         ____________________

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.



          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.

                                 X

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.


          If the Form is a post-effective amendment filed pursuant Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.



          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.


                         ____________________

                    CALCULATION OF REGISTRATION FEE

                                 Proposed     Proposed
                                 maximum      maximum
Title of each       Amount       offering     aggregate   Amount of
class of securities to be        price        offering    registration
to be registered    registered   per unit     price       fee
Common Stock;         (1)(3)         (2)      (1)(2)(3)

Preferred Stock;      (1)(5)         (2)      (1)(2)(5)

First Mortgage        (1)(4)         (2)      (1)(2)(4)
Bonds

   Total            $80,000,000      (2)      $80,000,000 $24,242.42(6)

<footnote>
(1) In no event will the aggregate maximum offering price of all securities issued pursuant to this Registration Statement exceed $80,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(2) The proposed maximum offering price per unit will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.
(3) Subject to Footnote (1), there is being registered hereunder an indeterminate number of shares of Common Stock, par value $1.00 per share, together with attached Preference Stock Purchase Rights.
(4) Subject to Footnote (1), there is being registered hereunder an indeterminate principal amount of First Mortgage Bonds.
(5) Subject to Footnote (1), there are being registered hereunder an indeterminate number of shares of Preferred Stock, par value $10.00 per share.
(6)  Calculated pursuant to Rule 457(o).
                         ____________________

          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

        SUBJECT TO COMPLETION, DATED    MARCH 30, 1998

PROSPECTUS

                               $

             THE EMPIRE DISTRICT ELECTRIC COMPANY
                         COMMON STOCK
                     FIRST MORTGAGE BONDS
                        PREFERRED STOCK
                     ____________________

          The Empire District Electric Company (the "Company") intends from time to time to sell shares of its Common Stock, $1.00 par value (together with the attached Preference Share Purchase Rights) (the "New Common Stock"), and/or its Cumulative Preferred Stock, $10.00 par value (the "New Preferred Stock"), and/or its First Mortgage Bonds (the "New Bonds," and collectively with the New Common Stock and the New Preferred Stock, the "Securities"), in one or more series, each on terms to be determined at the time or times of sale. The aggregate offering price of the Common Stock, the principal amount of New Bonds and the par value of New Preferred Stock to be sold will not exceed $80,000,000. All specific terms of the offering and sale of the Securities, including (i) the specific number of shares of New Common Stock to be sold and their initial Public Offering price, (ii) Underwriting discounts and proceeds to the Company, (iii) the specific number of shares, designation, issue price, rate and terms of payment of dividends and redemption provisions and sinking fund terms, if any, liquidation preferences or other special rights, if any, of the New Preferred Stock, (iv) the specific designation, aggregate principal amount, maturity, rate and terms of payment of interest, redemption provisions and sinking fund terms, if any, of the New Bonds and (v) other specific terms and any listing on a securities exchange of the Securities in respect of which this Prospectus is being delivered will be set forth in a Prospectus Supplement ("Prospectus Supplement"), together with the terms of offering of such Securities. The Securities will be offered as set forth under "Plan of Distribution".

                     ____________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                     ____________________

The date of this Prospectus is September [  ], 1997

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                     AVAILABLE INFORMATION

          The Empire District Electric Company (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission which may be inspected and copied at the offices of the Commission, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Seven World Trade Center, Suite 1300, New York, New York 10048, and copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates, and by accessing the Commission's Web site, http://www.sec.gov. Certain securities of the Company are listed on the New York Stock Exchange (the "NYSE") and reports, proxy statements and other information concerning the Company may be inspected at the office of the NYSE at 20 Broad Street, New York, New York 10009.

        INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents filed by the Company with the Commission are incorporated herein by reference as of their respective dates of filing and shall be deemed to be a part hereof:

          1.   The Company's Annual Report on Form 10-K for the
year ended December 31,   1997     (File No. 1-3368).


             2. The description of the Company's Common Stock as set forth in the Company's Registration Statement on Form S-3
(File No. 33-37351) under the heading "Description of Common
Stock".

             3.       The description of the Company's Preference
Stock Purchase Rights as set forth in the Company's
Registration Statement on Form 8-A dated July 26, 1990 (File
No. 1-3368), filed pursuant to Section 12(b) of the Exchange
Act.

          All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Prospectus and prior to the termination of this offering shall also be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

          The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, on the request of any such person, a copy of any or all documents referred to above which have been or may be incorporated by reference in this Prospectus (not including exhibits to such incorporated information that are not specifically incorporated by reference into such information). Requests for such copies should be directed to The Empire District Electric Company, P.O. Box 127, Joplin, Missouri 64802. Attention Vice President, Finance,
(417) 625-5100.

                          THE COMPANY

          The Company is a public utility engaged in the generation, purchase, transmission, distribution and sale of electricity in Missouri, Kansas, Oklahoma and Arkansas. The Company also provides water service to three towns in Missouri. The executive offices of the Company are located at 602 Joplin Street, Joplin, Missouri 64801, and its telephone number is
(417) 625-5100.

                        USE OF PROCEEDS

          The proceeds from the sale of the Securities will be used as described in the Prospectus Supplement by which such Securities are offered.

                        EARNINGS RATIOS

          The Ratio of Earnings to Fixed Charges and the Ratio of Earnings to Combined Fixed Charges and Preferred Dividend
Requirements for each of the periods indicated is as follows:

                               Twelve Months Ended
                                  December 31,
                      1997    1996    1995     1994    1993
Ratio of
Earnings to
  Fixed Charges:    3.01x    3.11x   2.90x    3.16x   2.73x

  Combined Fixed
    Charges and
    Preferred
    Dividend
    Requirements:   2.50x    2.53x   2.36x    2.70x   2.63x

          The Ratios for future periods will be included in the Company's Reports on Forms 10-K and 10-Q. Such Reports are incorporated by reference into this Prospectus at the time they are filed.

            DESCRIPTION OF THE NEW PREFERRED STOCK

          The following description of the New Preferred Stock sets forth certain general terms and provisions of the Company's Restated Articles of Incorporation, as amended (the "Articles") applicable to any series of New Preferred Stock. The definitive terms of any such series of New Preferred Stock are set forth in the Prospectus as amended and supplemented by the Prospectus Supplement by which such series of New Preferred Stock is offered. The statements set forth below are summaries of the terms of the Articles and do not purport to be complete. These statements are qualified in their entirety by reference to the Articles.

General

          The Company is authorized to issue 5,000,000 shares of Cumulative Preferred Stock, par value $10.00 per share ("Cumulative Preferred Stock"), of which 390,180 shares of 5% Cumulative Preferred Stock, 400,000 shares of 4-3/4% Cumulative Preferred Stock and 2,500,000 shares of 8-1/8% Cumulative Preferred Stock are outstanding as of the date of this Prospectus. The New Preferred Stock may be issued in one or more series with the specific number of shares, designation, liquidation preferences, issue price, dividend rate, redemption provisions and sinking fund terms, voting or other special rights or any other specific term of the series to be determined by the Board of Directors without any further action by the stockholders of the Company.

          The New Preferred Stock will have the dividend, liquidation, redemption and voting rights set forth below unless otherwise provided for in a Prospectus Supplement relating to any particular series of New Preferred Stock. Reference is made to the Prospectus Supplement relating to the particular series of New Preferred Stock offered thereby for specific terms, which may include one or more of the following:
(i) the designation and number of shares offered; (ii) the liquidation preferences per share; (iii) the initial public offering price; (iv) the dividend rate or rates, or the method of determining the dividend rate or rates; (v) the dates on which dividends will accrue; (vi) any redemption or sinking fund provision; (vii) voting or other special rights and (viii) any additional terms, preferences or rights.

Dividends

          The holders of each series of Cumulative Preferred Stock are, and the holders of the New Preferred Stock will be, entitled to receive, if and when declared by the Board of Directors out of funds legally available therefor, cumulative quarterly dividends at the rates per annum fixed for each series thereof, payable on March 1, June 1, September 1 and December 1 in each year, before any dividends may be paid on or set apart for the Company's common stock, $1.00 par value per share ("Common Stock") or the Company's preference stock, without par value ("Preference Stock"). Dividends on the New Preferred Stock will be cumulative from the date of issuance.

Liquidation

          Provisions relating to the liquidation preference payable by the Company on each series of New Preferred Stock will be as set forth in the Prospectus Supplement by which such New Preferred Stock will be offered. If, upon any liquidation, dissolution or winding up, the assets distributable among the holders of the Cumulative Preferred Stock of all series shall be insufficient to permit the payment of the full preferential amounts to which they shall be entitled, then the entire assets of the Company to be distributed shall be distributed among the holders of the Cumulative Preferred Stock of all series then outstanding, ratably in proportion to the full preferential amounts to which they are respectively entitled. A consolidation or merger of the Company or a sale or transfer of substantially all of its assets as an entirety shall not be deemed to be a liquidation, dissolution or winding up of the Company.

Redemption Provisions

          Any provisions relating to the optional redemption by the Company of each series of New Preferred Stock will be as set forth in the Prospectus Supplement by which such New
Preferred Stock is to be offered.

          Any provisions relating to a sinking fund of any series of the New Preferred Stock will be as set forth in the Prospectus Supplement by which such New Preferred Stock is to be offered.

          There are no restrictions on the repurchase or redemption, including redemption for any sinking fund, of shares of the New Preferred Stock by the Company at prices not exceeding the redemption price thereof while there is an arrearage in the payment of dividends thereon.

Voting Rights

          The holders of New Preferred Stock shall not be entitled to vote except as follows:

          (a) In proceedings as to which their vote is mandatorily required by the then existing laws of the State of Kansas; or

          (b)  If dividends payable on the outstanding
     Cumulative Preferred Stock shall be accumulated and unpaid in an amount equivalent to four (4) full quarterly dividends, the holders of such stock shall be entitled thereafter and until, but only until, all dividends in default shall have been paid, (i) voting for such purposes as a single class, at each succeeding annual meeting of stockholders, to elect the smallest number of directors necessary to constitute a majority of the Board of Directors, the remaining directors to be elected as usual by the holders of the Common Stock or of the Preference Stock as may be entitled to vote therefor; and (ii) to vote on all questions other than for the election of directors in such manner that the holders thereof shall have the vote per share of Cumulative Preferred Stock specified below; provided that if and when profits available for dividends are in excess of such accumulated and unpaid dividends, then the declaration and payment of such dividends shall not be unreasonably withheld; or

          (c)  As set forth under "Restrictions on Corporate
     Action" below.

          On any matter on which holders of Cumulative
Preferred Stock shall be entitled to vote, each share of Cumulative Preferred Stock entitled to vote shall entitle the holder thereof to that number of votes (including any fractional vote) determined by dividing the amount to which the share is entitled in the event of involuntary liquidation, dissolution or winding up of the Company (exclusive of accrued or accumulated and unpaid dividends) by $10.

Restrictions on Corporate Action

          The Articles provide that the vote of the holders of Cumulative Preferred Stock having two-thirds of the total number of votes possessed by the holders of the then outstanding shares of Cumulative Preferred Stock will be required: (a) to authorize or issue any additional stock ranking prior to or on a parity with the Cumulative Preferred

Stock as to dividends or assets; (b) to authorize additional shares of Cumulative Preferred Stock or to authorize or issue any obligation or security convertible into or evidencing the right to purchase shares of Cumulative Preferred Stock or any stock ranking prior to or on parity with the Cumulative Preferred Stock as to dividends or assets; (c) to issue additional Cumulative Preferred Stock or stock of equal rank unless the net income of the Company determined in accordance with generally accepted accounting practices, for a specified twelve-month period, shall have been at least twice the annual dividend requirements upon the entire amount of the Cumulative Preferred Stock and all stock ranking prior to or on a parity with the Cumulative Preferred Stock to be outstanding immediately after the proposed issue of such additional shares, and unless the net income of the Company available for interest and dividends for such twelve months, determined in accordance with generally accepted accounting practices to be available for the payment of interest, shall have been at least 1 1/2 times the sum of (i) the annual interest requirements on the Company's indebtedness to be outstanding immediately after the proposed issue of such additional shares and (ii) the annual dividend requirements on the entire amount of Cumulative Preferred Stock and all stock ranking prior to or on a parity with the Cumulative Preferred Stock to be outstanding immediately after the proposed issuance of such additional shares (provided that the approval of only a majority of the outstanding Cumulative Preferred Stock shall be required if only the net income available for interest and dividends test is not met) or (d) amend the Articles so as to affect adversely any of the preferences or other rights thereby given to the Cumulative Preferred Stock.

          The Articles provide that the vote of the holders of Cumulative Preferred Stock having a majority of the total number of votes possessed by the holders of the then outstanding shares of Cumulative Preferred Stock will be required to: (a) effect a merger or consolidation with any other corporation, or sell the property of the Company as or substantially as an entirety (other than a mortgage of the Company's assets) or (b) create or issue any unsecured notes, debentures or other unsecured indebtedness, or assume any such unsecured securities, for purposes other than the refunding of outstanding unsecured securities theretofore issued or assumed by the Company, if immediately after such issue or assumption the total principal amount of all such unsecured securities issued or assumed by the Company and then outstanding would exceed 20% of the aggregate of (i) the total principal amount of all secured indebtedness issued or assumed by the Company and then outstanding plus (ii) the capital and surplus of the Company; provided that if such approval is sought at a meeting of holders of the Cumulative Preferred Stock the approval of only the holders of a majority of the Cumulative Preferred Stock represented at such meeting, and constituting a quorum, shall be required.

Articles of Incorporation

          The Articles require a vote of the holders of at least 80% of the outstanding shares of capital stock possessing full voting power for the election of directors, considered as one class ("Voting Shares"), in order for the Company to enter into a merger, consummate a sale of a substantial amount of assets or enter into certain other transactions (each a "Business Combination") with any beneficial holder (a "Substantial Stockholder") of 5% or more of the Company's outstanding Common Stock unless at least two-thirds of the Continuing Directors (generally those in office before the Substantial Stockholder became a Substantial Stockholder or directors elected by such Continuing Directors) approve the Business Combination, in which case a vote of the holders of a majority of the capital stock entitled to vote is required to approve the Business Combination. A majority vote of the holders of capital stock entitled to vote would also be sufficient if (i) the percentage premium over fair market value paid to each stockholder of any class of capital stock is at least as great as the ratio of (x) the highest price paid for such capital stock by the Substantial Stockholder in the previous two years to (y) the fair market value of such stock prior to the Substantial Stockholder's initial acquisition of stock within the previous two years, (ii) the per share consideration received by stockholders is at least as much as the greatest of: (a) the highest price paid by the Substantial Stockholder for stock of the same class, (b) the fair market value of the stock and (c) the book value of the stock,
(iii) the consideration paid by the Substantial Stockholder to other stockholders is either cash or the same form used by the Substantial Stockholder in acquiring stock prior to the Business Combination, (iv) certain changes in the capitalization of the Company do not occur between the time the Substantial Stockholder acquires a 5% or greater interest and the consummation of the Business Combination and (v) the Substantial Stockholder delivers to the holders of all voting stock an information statement indicating the views of the Continuing Directors and, if requested by the Continuing Directors, containing the opinion of an investment banking firm on the fairness of the Business Combination.

          The affirmative vote of the holders of at least 80% of the voting power of the then outstanding Voting Shares or at least two-thirds of the Continuing Directors is required to amend or repeal the above described provision or to adopt a provision inconsistent therewith.

Certain Anti-Takeover Provisions

          Each share of Common Stock currently is accompanied by one half of one Preference Stock Purchase Right ("Right"), which initially will be attached to and trade with such share. Each Right enables the holder to acquire one one-hundredth of a share of Series A Participating Preference Stock (or, under certain circumstances, other securities) at a price of $75 per one one-hundredth share, subject to adjustment. The Rights (other than those held by an acquiring person or group ("Acquiring Person")), which expire July 25, 2000, will be exercisable only if an Acquiring Person acquires 10% or more of the Company's Common Stock or announces an intention to make a tender offer or exchange offer which would result in the Acquiring Person owning 10% or more of the Common Stock. The Rights may be redeemed by the Company in whole, but not in part, for $0.01 per Right, prior to 10 days after the first public announcement of the acquisition of 10% or more of the Company's Common Stock by an Acquiring Person.

          In addition, upon the occurrence of a merger or other business combination, or an event of the type described in the preceding paragraph, holders of the Rights, other than an Acquiring Person, will be entitled, upon exercise of a Right, to receive either Common Stock of the Company or common stock of the Acquiring Person having a value equal to two times the exercise price of the Right. Any time after an Acquiring Person acquires 10% or more (but less than 50%) of the Company's outstanding Common Stock, the Board of Directors may, at its option, exchange part or all of the Rights (other than Rights held by the Acquiring Person) for Common Stock of the Company on a one-for-two basis.

          Severance pay agreements (each a "Severance Pay Agreement") between the Company and certain officers and other employees, subject to the terms of the Change of Control Severance Pay Plan, and the First Amendment to the Change of Control Severance Pay Plan provide for certain payments to be made to any such employee if such employee is terminated in the event of the occurrence of certain changes of control of the Company. The amounts payable to a senior officer in such event will be equal to 36 months of base salary as in effect as of the date of termination plus three times the annual average incentive compensation paid to such senior officer during the prior three calendar years. Each Employee who is not a senior officer will receive the greater of 17 weeks' compensation or compensation for a number of weeks equal to two times the employee's number of full years of employment by the Company. In each case, such compensation shall be paid in a single payment if the involuntary termination occurs within three years after the change of control. In the event of a voluntary termination by an employee, during the period commencing twelve months after and ending eighteen months after the triggering change of control, the employee shall be entitled to receive the same amount as in the case of involuntary termination. However such payment will not take the form of a lump sum, but rather will be made in equal monthly installments for the period corresponding to the applicable multiple used in calculating the amount of the payment, ceasing when the employee becomes otherwise employed.

          The Company is subject to the provisions of Sections 17-12,100 to 12,104 of the Kansas General Corporation Code. In general, Section 17-12,101 prevents an "interested stockholder" from engaging in a "business combination" with a Kansas corporation for three years following the date such person became an interested stockholder, unless: (i) prior to the date such person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination; (ii) upon consummation of the transaction that resulted in the interested stockholder's becoming an interested stockholder, the interested stockholder owns at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding stock held by directors who are also officers of the corporation and stock held by certain employee stock plans; or (iii) on or subsequent to the date of the transaction in which such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of at least two-thirds of the outstanding voting stock of the corporation not owned by the interested stockholder.

          Section 17-12,100 defines a "business combination" to include: (i) any merger or consolidation involving the corporation and an interested stockholder; (ii) any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving an interested stockholder;
(iii) subject to certain exceptions, any transaction which results in the issuance or transfer by the corporation of any stock of the corporation to an interested stockholder; (iv) any transaction involving the corporation which has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or (v) the receipt by an interested stockholder of any loans, guarantees, pledges or other financial benefits provided by or through the corporation. In addition,
Section 17-12,100 defines an "interested stockholder" as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

Miscellaneous

          None of the Cumulative Preferred Stock, including the New Preferred Stock, has any preemptive or conversion rights.

Transfer Agent and Registrar

          The Transfer Agent and Registrar for the New
Preferred Stock will be Chemical Bank, New York, New York.

                 DESCRIPTION OF THE NEW BONDS

          The New Bonds will be issued as one or more new series under the Indenture of Mortgage and Deed of Trust, dated as of September 1, 1944 ("Original Indenture"), between the Company and Harris Trust and Savings Bank ("Principal Trustee") and State Street Bank and Trust Company of Missouri, N.A., as Trustees ("Trustees"), as heretofore amended and supplemented and as to be supplemented by a supplemental indenture for each series of New Bonds, which Original Indenture as so amended and supplemented is herein called the "Mortgage." The statements herein concerning the New Bonds and the Mortgage are merely a summary and do not purport to be complete. These statements make use of terms defined in the Mortgage, which has been filed as an Exhibit to the Registration Statement of which this Prospectus is a part, and such statements are qualified in their entirety by reference to said documents.

          The definitive provisions of the New Bonds will not be determined until the time of sale and, accordingly, the provisions set forth below may be changed and new provisions may be added. The definitive terms of each series of New Bonds are set forth in the Prospectus as amended and supplemented by the Prospectus Supplement by which such New Bonds are offered.

General

          Each series of New Bonds will mature on the date or dates and bear interest, payable semi-annually, at the rate or rates set forth, or determined as set forth, in the Prospectus Supplement by which such series of New Bonds is offered.

          The Company has designated the principal office of Harris Trust and Savings Bank in the city of Chicago, Illinois, as its office or agency where principal, premium (if any), and interest on the New Bonds will be payable. Unless the Prospectus Supplement with respect to a series of New Bonds provides otherwise, interest on such series of New Bonds will be paid to the person in whose name such New Bond is registered at the close of business on the 15th day of the month preceding the interest payment date in respect thereof. The New Bonds will be issued as fully registered bonds, without coupons, in denominations of $1,000 and integral multiples thereof. The New Bonds will be transferable without any service or other charge by the Company or the Principal Trustee except stamp or other taxes and other governmental charges, if any. (Article I of the Supplemental Indenture relating to each series of New Bonds.)

Security

          The New Bonds will rank pari passu, except as to any sinking fund or similar fund provided for a particular series, with all bonds at any time outstanding under the Mortgage. In the opinion of Spencer, Scott & Dwyer, P.C., counsel for the Company, the Mortgage constitutes a first mortgage lien on substantially all the fixed property and franchises owned by the Company, other than property specifically excepted, subject only to Permitted Encumbrances as defined in the Mortgage and, as to after-acquired property, to liens thereon existing or liens placed thereon at the time of acquisition for unpaid portions of the purchase price. The principal properties subject to the lien of the Mortgage are the electric properties owned by the Company. (Granting and Habendum Clauses and Sections 1.04 and 1.05 of the Mortgage.)

          The Mortgage contains restrictions on (1) the acquisition of property (other than electric equipment subject to chattel mortgages or similar liens) subject to a prior lien securing indebtedness exceeding 60% of the sum of (i) the fair value of the property and (ii) 166-2/3% of the amount of bonds issuable on the basis of property additions and (2) the issuance of bonds, withdrawal of cash or release of property on the basis of property additions subject to a prior lien and prior lien bonds. Indebtedness secured by a prior lien on property at the time of its acquisition may not be increased unless the evidences of such increases are pledged with the Principal Trustee. (Sections 1.05, 4.16., 4.18 and 4.20 of the Mortgage.)

Issuance of Additional Bonds

          The Mortgage limits the aggregate principal amount of the bonds at any one time outstanding to $1,000,000,000.
(Section 2.01 of the Mortgage as amended by the Fourteenth
Supplemental Indenture.)

          Additional bonds may be issued under the Mortgage in a principal amount equal to (a) 60% of net property additions (as defined in the Mortgage) acquired or constructed subsequent to the date of the execution of the Original Indenture, (b) the principal amount of certain retired bonds or prior lien bonds and (c) the amount of deposited cash. (Article 3 of the Mortgage.)

          No bonds may be issued as provided in clauses (a) and
(c) above, nor as provided in clause (b) above with certain exceptions, unless the net earnings of the Company (as defined in Section 1.06 of the Mortgage) are at least two times the annual interest on all bonds (including the bonds proposed to be issued) and indebtedness secured by a prior lien.
(Article 3 of the Mortgage.) Net earnings are computed without deduction of (i) income and profits taxes (as defined in the Mortgage), (ii) expenses or provisions for interest on any indebtedness, or for any sinking or similar fund for retirement of indebtedness, or (iii) amortization of debt discount and expense. (Section 1.06 of the Mortgage.)

          Property additions must consist of property used or useful in the electric business acquired or constructed by the Company subsequent to the date of execution of the Original
Indenture.  (Section 1.05 of the Mortgage.)

          Cash deposited under clause (c) above may be withdrawn by the Company in an amount equal to the bonds issuable pursuant to clauses (a) and (b) above without regard to net earnings, or may be applied to the purchase or redemption of bonds of any series designated by the Company.
(Sections 3.09, 3.10 and 8.11 of the Mortgage.)

Redemption Provisions

          Any provisions relating to the optional and mandatory redemption by the Company of each series of New Bonds will be as set forth in the Prospectus Supplement by which each such series is to be offered.

          Supplemental Indentures under which certain outstanding series of bonds were issued allow the holders of those bonds to require the Company to redeem them under certain circumstances. Provisions providing for mandatory redemption of any series of New Bonds upon demand by the holders thereof will be as set forth in the Prospectus Supplement by which each such series is to be offered.

          Supplemental indentures under which certain outstanding series of bonds were issued provide for sinking funds for the benefit of such respective series, each applicable only so long as the bonds of such respective series are outstanding. Sinking Fund provisions applicable to a series of New Bonds, if any, will be as set forth in the Prospectus Supplement by which such series of New Bonds is to be offered.

Maintenance and Replacement Fund

          The Mortgage does not provide for a Maintenance and Replacement Fund for any series of New Bonds.

Dividend Restriction

          So long as any of the New Bonds are outstanding, the Company will not declare or pay any dividends (other than dividends payable in shares of its Common Stock) or make any other distribution on, or purchase (other than with the proceeds of additional Common Stock financing) any shares of, its Common Stock if the cumulative aggregate amount thereof after August 31, 1944 (exclusive of the first quarterly dividend of $98,000 paid after said date) would exceed the earned surplus (as defined) accumulated subsequent to August 31, 1944, or the date of succession in the event that another Company succeeds to the rights and liabilities of the Company by a merger or consolidation. (Section 4.11 of the Mortgage and Article IV of the Supplemental Indenture relating to such series of New Bonds.)

Events of Default

          The Mortgage provides generally that failure for 60 days to pay any interest due on any bonds issued thereunder; failure to pay when due the principal of any bonds issued under the Mortgage or the principal of or interest on any outstanding prior lien bonds; failure to perform or observe for 90 days after notice of such failure any other of the covenants, agreements or conditions of the Mortgage, indentures supplemental thereto or any of the bonds issued thereunder; and the occurrence of insolvency, bankruptcy, receivership or similar events, constitute defaults. (Section 9.01 of the Mortgage.)

          Upon the occurrence and continuation of a default, either of the Trustees, or the holders of not less than 25% in principal amount of the outstanding bonds may declare the bonds immediately due and payable, but the holders of a majority in principal amount of the bonds may annul such declaration and its consequences if such default has been cured. (Section 9.01 of the Mortgage.)

          The holders of not less than 75% in principal amount of the outstanding bonds (including not less than 60% in aggregate principal amount of bonds of each series) may waive any default under the Mortgage, except a default in payment of principal of, or premium or interest on, the bonds and a default arising from the creation of any lien prior to or on a parity with the lien of the Mortgage. (Section 9.21 of the Mortgage.)

          The Company is required to file with the Principal Trustee such information, documents and reports with respect to compliance by the Company with the conditions and covenants of the Mortgage as may be required by the rules and regulations of the Securities and Exchange Commission. No periodic evidence is required to be furnished, however, as to the absence of default. (Article 9 of the Mortgage.)

Modification of the Mortgage

          The Mortgage and the rights of bondholders may be modified with the consent (in writing or given at a meeting of bondholders) of the holders of not less than 60% in principal amount of the bonds then outstanding or, in the event that all series are not so affected, of not less than 60% in principal amount of the outstanding bonds of all series which may be affected by any such modification voting together. Without the consent of the holder of each bond affected, the bondholders have no power to (a) extend the time of payment of the principal of or interest on any bonds, (b) reduce the principal amount thereof or the rate of interest thereon or otherwise modify the terms of payment of principal or interest,
(c) permit the creation of any lien ranking prior to or on a parity with the lien of the Mortgage with respect to any of the Mortgaged Property, (d) deprive any non-assenting bondholder of a lien upon the Mortgaged Property for the security of such bondholder's bonds or (e) reduce the percentage of bondholders authorized to take such action. Such prohibition against modification does not prevent abolition of or changes in any sinking or other fund. (Article 15 of the Mortgage, as amended by the Twenty-Fourth Supplemental Indenture.)

Concerning the Trustees

          The Company maintains a line of credit with the Principal Trustee and has other banking and trust relationships with each of the Trustees.

          The Mortgage provides that the holders of a majority in principal amount of the outstanding bonds will have the right to require the Trustees to take certain action on behalf of the bondholders but under certain circumstances the Trustees may decline to follow such directions or to exercise certain of their powers. Prior to taking such action the Trustees are entitled to indemnity satisfactory to the Trustees against costs, expenses and liabilities that may be incurred in the course of such action. This right does not, however, impair the absolute right of any bondholder to enforce payment of the principal of and interest on his bond when due. (Sections 9.16 and 9.17 of the Mortgage.)

                     PLAN OF DISTRIBUTION

          The Company may sell the Securities in any of the following ways: (i) through underwriters or dealers; (ii) directly to one or more purchasers; or (iii) through agents. The applicable Prospectus Supplement will set forth the terms of the offering of any Securities, including the names of any underwriters or agents, the purchase price of such Securities and the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such Securities may be listed.

          If underwriters are used in the sale of the Securities, such Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Such Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the applicable Prospectus Supplement, the obligations of the underwriters to purchase such Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such Securities if any of such Securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Only underwriters named in a Prospectus Supplement are deemed to be underwriters in connection with the Securities offered thereby.

          Securities also may be sold directly by the Company or through agents designated by the Company from time to time. Any agent involved in the offer or sale of Securities will be named and any commissions payable by the Company to such agent will be set forth in the applicable Prospectus Supplement. Unless otherwise indicated in the applicable Prospectus Supplement, any such agent will act on a best efforts basis for the period of its appointment.

          If underwriters are used in any sale of the New Common Stock, the purchase agreement in connection with such sale may provide for an option on the part of the underwriters to purchase additional shares of such New Common Stock within thirty days of the execution of said purchase agreement, which option may be exercised solely to cover overallotments. Any such overallotment option will be disclosed in the Prospectus Supplement in connection with the New Common Stock offered thereby.

          If so indicated in a Prospectus Supplement with respect to the New Bonds, the Company will authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase such New Bonds from the Company at the public offering price set forth in the Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date or dates stated in the Prospectus Supplement. Each Contract will be for an amount not less than, and the aggregate amount of the New Bonds sold pursuant to the Contracts shall be not less nor more than, the respective amounts stated in the Prospectus Supplement. Institutions with whom the Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but will in all cases be subject to the approval of the Company. The Contracts will not be subject to any conditions except (i) the purchase by an institution of the New Bonds covered by its Contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and (ii) if the New Bonds are being sold to underwriters, the Company shall have sold to such underwriters the total amount of the New Bonds less the amount thereof covered by the Contracts. The underwriters will not have any responsibility in respect of the validity or performance of the Contracts.

          If dealers are utilized in the sale of any Securities, the Company will sell such Securities to the dealers, as principal. Any dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale. The name of any dealer and the terms of the transaction will be set forth in the Prospectus Supplement with respect to such Securities being offered thereby.

          It has not been determined whether the New Preferred Stock or the New Bonds will be listed on a securities exchange. Underwriters will not be obligated to make a market in any of the Securities. The Company cannot predict the activity of trading in, or liquidity of, the New Preferred Stock or the New Bonds. The New Common Stock will be listed on the New York Stock Exchange.

          Any underwriters, dealers or agents participating in the distribution of Securities may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of Securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act"). Agents and underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents, or underwriters may be required to make in respect thereof.
Agents and underwriters may be customers of, engaged in transactions with, or perform service for, the Company or its affiliates in the ordinary course of business.

                        LEGAL OPINIONS

          Certain legal matters in connection with the Securities are being passed upon by Spencer, Scott & Dwyer, P.C., Joplin, Missouri; Anderson, Byrd, Richeson & Flaherty, Ottawa, Kansas; Brydon, Swearengen & England, Professional Corporation, Jefferson City, Missouri; and Cahill Gordon & Reindel, New
York, New York counsel for the Company. Certain legal matters are being passed upon for the underwriters by Thompson Coburn, St. Louis Missouri. Cahill Gordon & Reindel is relying as to the matters of Kansas law upon the opinion of Anderson, Byrd, Richeson & Flaherty, as to matters of Missouri law (except as to matters relating to the approval of the Missouri, Arkansas and Oklahoma public utility commissions) upon the opinion of Spencer, Scott & Dwyer, P.C.

                            EXPERTS

          The financial statements incorporated in this Prospectus
by reference to the Annual Report on Form 10-K for the year ended
December 31,   1997     and the financial statement schedule included in the
Registration Statement have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

No dealer, salesman, or any other           THE EMPIRE DISTRICT
person has been authorized to give           ELECTRIC COMPANY
any information or to make any
representations other than those
contained in this Prospectus,
including any prospectus supplement
in connection with the offer
contained in this Prospectus, and,
if given or made, such information
or representations must not be
relied upon as having been
authorized by the Company or any
underwriter, dealer, or agent.  This
Prospectus does not constitute an               $80,000,000
offer to sell or a solicitation of
an offer to buy any of these                   COMMON STOCK
securities in any jurisdiction to
any person to whom it is unlawful to       FIRST MORTGAGE BONDS
make such offer or solicitation in
such jurisdiction.  Neither the                     and
delivery of this Prospectus nor any     CUMULATIVE PREFERRED STOCK
sale made hereunder shall, under any
circumstances, create any
implication that there has been no
change in the affairs of the Company
since the date hereof.

         __________________                    _____________
                                                 PROSPECTUS

         TABLE OF CONTENTS

                                Page

Available Information
Incorporation of Certain
  Documents by Reference
The Company
Use of Proceeds
Earnings Ratios
Description of New
  Preferred Stock
Description of New Bonds
Plan of Distribution
Legal Opinions                           Dated September   , 1997
Experts

            INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.
     Securities and Exchange Commission
       Registrant Fee                              $ 24,242
     Counsel Fees and Expenses                      126,500(1)
     Services of Independent Accountants             38,500(1)
     Trustee's Fees and Expenses                     33,000(1)(2)
     Printing Expenses, including Engraving         154,000(1)
     First Mortgage Bonds Rating Fees                44,000(1)(2)
     Blue Sky Fees and Expense                       16,500(1)
     Transfer Agent and Registrar Fees                5,500(1)(3)
     Miscellaneous Expenses                          12,758(1)

               Total                               $455,000(1)

<footnote>
(1) Estimated as if the Securities were sold in three different offerings with three separate Prospectus
     Supplements.
(2)  Required only if First Mortgage Bonds are issued.
(3) Required only if New Preferred Stock and/or Common Stock are issued.

Item 15.  Indemnification of Officers and Directors.

          The Company is organized under the laws of the State of Kansas and its Articles of Incorporation and Bylaws contain provisions permitted by the Kansas General Corporation Code which, in general terms, provided that directors and officers will be indemnified by the Company for all losses that may be incurred by them in connection with any claim or legal action in which they may become involved by reason of their service as a director or officer of the Company, if they meet certain specified conditions, and provide for the advancement by the Company to directors and officers of expenses incurred by them in defending suits arising out of their service as such.

          The directors and officers of the Company are covered by insurance indemnifying them against certain liabilities which might be incurred by them in their capacities as such, including certain liabilities arising under the Securities Act of 1933. The premium for this insurance is paid by the Company.

          The proposed forms of Purchase Agreement between the Company and any purchaser, filed as Exhibits 1(a), 1(b) and 1(c) hereto, contain descriptions of the indemnification arrangements with respect to this offering, and are incorporated herein by reference.

Item 16.  Exhibits.

          Reference is made to the Exhibit Index filed as a part of this Registration Statement.

Item 17.  Undertakings.

          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i)  To include any prospectus required by
          Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities being offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii)     To include any material information
          with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for purposed of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification in against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subSection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under
Section 305(b)(2) of the Trust Indenture Act.

                          SIGNATURES

          Pursuant to the requirements of the Securities Act of
1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on
Form S-3 and has duly caused this    Amendment No. 1 to the
Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Joplin, State of Missouri, on
   March 30, 1998    .

                       THE EMPIRE DISTRICT ELECTRIC COMPANY


                       By:  /s/ Myron W. McKinney
                                Myron W. McKinney
                                   President


          Pursuant to the requirements of the Securities Act of
1933, this    Amendment No. 1 to the     Registration Statement has been
signed by the following persons in the capacities and on the dates indicated.

/s/ Myron W. McKinney   President, Chief           March 30, 1998
Myron W. McKinney       Executive Officer and
                        Director (Principal
                        Executive Officer)

/s/ R.B. Fancher        Vice President-Finance     March 30, 1998
R.B. Fancher            (Principal Financial
                        Officer)

/s/ G.A. Knapp*         Controller and             March 30, 1998
G.A. Knapp              Assistant Treasurer
                        (Principal Accounting
                        Officer)

/s/ V.E. Brill*         Director                   March 30, 1998
V.E. Brill

/s/ M.F. Chubb, Jr.*    Director                   March 30, 1998
M.F. Chubb, Jr.

/s/ R.D. Hammons*       Director                   March 30, 1998
R.D. Hammons

/s/ R.C. Hartley*       Director                   March 30, 1998
R.C. Hartley

/s/ J.R. Herschend*     Director                   March 30, 1998
J.R. Herschend

/s/ F.E. Jeffries*      Director                   March 30, 1998
F.E. Jeffries

/s/ R.L. Lamb*          Director                   March 30, 1998
R.L. Lamb

/s/ R.E. Mayes*         Director                   March 30, 1998
R.E. Mayes

/s/ M.M. Posner*        Director                   March 30, 1998
M.M. Posner

*By /s/ R.B. Fancher
   (R.B. Fancher, as
   attorney in fact
   for each of the
   persons indicated)

                         EXHIBIT INDEX

Exhibit
Number_                       Description of Exhibit

1(a)*              -      Form of Purchase Agreement for New
                          Common Stock.

1(b)*              -      Form of Purchase Agreement for New
                          Bonds

1(c)*              -      Form of Purchase Agreement for New
                          Preferred Stock

4(a)               -      Restated Articles of Incorporation
                          (Incorporated by reference to
                          Exhibit 4(a) to Registration
                          Statement No. 33-54539 on Form S-
                          3).

(b)                -      Rights Agreement dated July 26,
                          1990 (Incorporated by reference to
                          Exhibit 4(a) to Form 8-K, File
                          No. 1-3368).

(c)                -      Amendment to Rights Agreement
                          dated July 26, 1990 between the
                          Company and Chemical Bank
                          (successor to Manufacturers
                          Hanover Trust Company), as Rights
                          Agent (incorporated by reference
                          to Exhibit 4 to Report on Form 10-
                          Q for the quarter ended
                          September 30, 1991, File No. 1-
                          3368).

(d)                -      Indenture of Mortgage and Deed of
                          Trust dated as of September 1,
                          1944 and First Supplemental
                          Indenture thereto (Incorporated by
                          reference to Exhibits B(1) and
                          B(2) to Form 10, File No. 1-3368).

(e)                -      Third and Sixth through Eighth
                          Supplemental Indentures to
                          Indenture of Mortgage and Deed of
                          Trust (Incorporated by reference
                          to Exhibit 2(c) to Form S-7, File
                          No. 2-59924).

(f)                -      Fourteenth Supplemental Indenture
                          to Indenture of Mortgage and Deed
                          of Trust.

(g)                -      Sixteenth Supplemental Indenture
                          to Indenture of Mortgage and Deed
                          of Trust (Incorporated by
                          reference to Exhibit 4(i) to
                          Report on Form 10-K for the year
                          ended December 31, 1989, File
                          No. 1-3368).

(h)                -      Seventeenth Supplemental Indenture
                          to Indenture of Mortgage and Deed
                          of Trust (Incorporated by
                          reference to Exhibit 4(j) to
                          Report on Form 10-K for the year
                          ended December 31, 1990, File
                          No. 1-3368).

(i)                -      Eighteenth Supplemental Indenture
                          to Indenture of Mortgage and Deed
                          of Trust (Incorporated by
                          reference to Exhibit 4 to Report
                          on Form 10-Q for the quarter ended
                          June 30, 1992, File No. 1-3368).

(j)                -      Nineteenth Supplemental Indenture
                          to Indenture of Mortgage and Deed
                          of Trust (Incorporated by
                          reference to Exhibit 4(1) to
                          Registration Statement No.33-66748
                          on Form S-3, filed July 30, 1993).

(k)                -      Twentieth Supplemental Indenture
                          to Indenture of Mortgage and Deed
                          of Trust (Incorporated by
                          reference to Exhibit 4(m) to
                          Registration Statement No.33-66748
                          on Form S-3, filed July 30, 1993).

(l)                -      Twenty-First Supplemental
                          Indenture to Indenture of Mortgage
                          and Deed of Trust (Incorporated by
                          reference to Exhibit 4 to Report
                          on Form 10-Q for the quarter ended
                          September 30, 1993, File No. 1-
                          3368).

(m)                -      Twenty-Second Supplemental
                          Indenture to Indenture of Mortgage
                          and Deed of Trust (Incorporated by
                          reference to Exhibit 4(k) to
                          Annual Report on Form 10-K for the
                          year ended December 31, 1993, File
                          No. 1-3368).

(n)                -      Twenty-Third Supplemental
                          Indenture to Indenture of Mortgage
                          and Deed of Trust (Incorporated by
                          reference to Exhibit 4(l) to
                          Annual Report on Form 10-K for the
                          year ended December 31, 1993, File
                          No. 1-3368).

(o)                -      Twenty-Fourth Supplemental
                          Indenture to Indenture of Mortgage
                          and Deed of Trust (Incorporated by
                          reference to Exhibit 4(m) to
                          Annual Report on Form 10-K for the
                          year ended December 31, 1993, File
                          No. 1-3368).

(p)                -      Twenty-Fifth Supplemental
                          Indenture dated as of November 1,
                          1994 to Indenture of Mortgage and
                          Deed of Trust (Incorporated by
                          reference to Exhibit 4(p) to Form
                          S-3, File No. 33-56635).

(q)                -      Twenty-Sixth Supplemental
                          Indenture dated as of April 1,
                          1995 to Indenture of Mortgage and
                          Deed of Trust (Incorporated by
                          reference to Exhibit 4 to Form 10-
                          Q for quarter ended March 31,
                          1995, File No. 1-3368).

(r)                -      Twenty-Seventh Supplemental
                          Indenture dated as of June 1, 1995
                          to Indenture of Mortgage and Deed
                          of Trust (Incorporated by
                          reference to Exhibit 4 to Form 10-
                          Q for quarter ended June 30, 1995,
                          File No. 1-3368).

(s)                -      Twenty-Eighth Supplemental
                          Indenture dated as of December 1,
                          1996 to Indenture of Mortgage and
                          Deed of Trust (Incorporated by
                          reference to Exhibit 4 to Form 10-
                          K for fiscal year ended December
                          31, 1996, File No. 1-3368.

(t)*               -      Form of Supplemental Indenture
                          relating to the New Bonds.

(u)                -      Form of Certificate of Designation
                          Description and Certain Terms of
                          ____% Cumulative Preferred Stock,
                          $10.00 par value (Incorporated by
                          reference to Exhibit 4(p) to
                          Registration Statement No. 33-
                          66748 on Form S-3 filed July 30,
                          1993).

5(a)*              -      Opinion of Anderson, Byrd,
                          Richeson & Flaherty regarding the
                          legality of the New Common Stock
                          and the New Preferred Stock.

5(b)*              -      Opinion of Spencer, Scott & Dwyer,
                          P.C. regarding the legality of the
                          New Bonds.

23(a)   **         -      Consent of Price Waterhouse LLP.

(b)                -      Consent of Anderson, Byrd,
                          Richeson & Flaherty (included in
                          Exhibit 5(a) hereto).

(c)                -      Consent of Spencer, Scott & Dwyer
                          (included in Exhibit 5(b) hereto).

24*                -      Powers of Attorney.

25(a)*             -      Statement of Eligibility and
                          Qualification under the Trust
                          Indenture Act of 1939 (on Form T-
                          1) of Harris Trust and Savings
                          Bank.

25(b)*             -      Statement of Eligibility and
                          Qualification under the Trust
                          Indenture Act of 1939 (on Form T-
                          1) of State Street Bank and Trust
                          Company of Missouri, N.A.

27                 -      Financial Data Schedule (Incorporated by reference
                          to Exhibit 27 to Report on Form 10-K for year
                          ended December 31, 1997, File No. 1-3368).
                    _______________________
                      *     Previously Filed.
                      **  Filed Herewith